           As filed with the Securities and Exchange Commission on July 18, 2000
                                                 Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 _____________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933

                                 _____________

                            Foundry Networks, Inc.
            (Exact name of Registrant as specified in its charter)

       Delaware                                          77-0431154
(State of incorporation)                   (I.R.S. Employer Identification No.)

                               2100 Gold Street
                                P.O. Box 649100
                            San Jose, CA 95164-9100
                   (Address of principal executive offices)

                              ___________________

                                 1996 Stock Plan

                            (Full title of the Plans)

                              ___________________

                             Bobby R. Johnson, Jr.
                     President and Chief Executive Officer
                            Foundry Networks, Inc.
                               2100 Gold Street
                                P.O. Box 649100
                            San Jose, CA 95164-9100
                                (408) 586-1700
 (Name, address and telephone number, including area code, of agent for service)

                              ___________________

                                    Copy to:

                                 Joshua L. Green
                                Venture Law Group
                           A Professional Corporation
                               2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (650) 854-4488

                  (Calculation of Registration Fee on following page)



--------------------------------------------------------------------------------
                     CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                                        Proposed
                                            Maximum Amount              Maximum         Proposed
                                            to be Registered(1)        Offering         Maximum            Amount of
                                                                       Price Per        Aggregate         Registration
   Title of Securities to be Registered                                  Share       Offering Price           Fee
------------------------------------------- ----------------------- --------------- -------------------- ---------------
1996 Stock Plan
   Common Stock,
   $0.0001 par value......................        3,410,136 Shares   $ 77.53 (2)       $  264,387,844       $ 69,798

   Common Stock,
   $0.0001 par value......................       10,015,547 Shares   $118.94 (3)       $1,191,249,160       $314,490

___________________
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1996 Stock Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock. This Registration Statement covers an immediate increase of 8,425,683 shares in the 1996 Stock Plan and an annual increase in the 1996 Stock Plan of 5,000,000 shares on the first day of fiscal year 2001.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933 as amended (the "Securities Act") solely for the purposes of calculating the registration fee. The computation is based on the weighted average per share exercise price (rounded to the nearest cent) of outstanding options under the 1996 Stock Plan, the shares issuable under which are registered hereby, which were not previously registered pursuant to Registrant's Registration Statement on Form S-8, filed with the Securities and Exchange Commission on October 12, 1999 (File No. 333-88817).

(3) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average of the high and low sale prices of the Common Stock as reported on the Nasdaq National Market on July 12, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.
                  ---------------------------------------

         The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (File No. 000-26689).

         (b) The Registrant's Amendment to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 1999 (File No. 000-26689).

         (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 (File No. 000-26689).

         (d) The Registrant's Registration Statement on Form S-8 (File No. 333-88817).

         (e) The Registrant's Definitive Proxy Statement, filed June 28, 2000 (File No. 000-26689) in connection with Registrant's June 20, 2000 Annual Meeting of Stockholders.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.       Description of Securities.  Not Applicable.
              -------------------------

Item 5.       Interests of Named Experts and Counsel.
              --------------------------------------

              As of the date of this Registration Statement, an investment fund affiliated with Venture Law Group and attorneys of the firm who have worked on matters for the Company beneficially own 22,326 shares of the Company's Common Stock.

Item 6.       Indemnification of Directors and Officers.
              -----------------------------------------

              Item 6 of the Registrant's Registration Statement on Form S-8, filed with the Securities and Exchange Commission on October 12, 1999 (File No. 333-88817) is hereby incorporated by reference.

Item 7.       Exemption from Registration Claimed. Not Applicable.
              -----------------------------------

Item 8.       Exhibits.
              --------

              Exhibit
              Number
              ------

              5.1   Opinion of Venture Law Group, a Professional Corporation.

              23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

              23.2  Consent of Independent Public Accountants.

              24.1  Powers of Attorney (see signature page).

Item 9.           Undertakings.
                  ------------

                  The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

---------------

                            [Signature Pages Follow]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Foundry Networks, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this July 18, 2000.

                                         Foundry Networks, Inc.


                                         By: /s/ Timothy D. Heffner
                                            ------------------------------------
                                            Timothy D. Heffner
                                            Vice President, Finance &
                                            Administration,
                                            Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bobby R. Johnson, Jr. and Timothy D. Heffner, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                             Title                                Date
               ---------                             -----                                ----
/s/ Bobby R. Johnson, Jr.           President, Chief Executive Officer and             July 18, 2000
________________________________     Chairman of the Board of Directors
Bobby R. Johnson, Jr.                (Principal Executive Officer)

/s/ Timothy D. Heffner              Vice President, Finance & Administration,          July 18, 2000
________________________________     Chief Financial Officer (Principal
Timothy D. Heffner                   Financial and Accounting Officer)

/s/ Seth D. Neiman                  Director                                           July 18, 2000
________________________________
Seth D. Neiman

/s/ Andrew K. Ludwick               Director                                           July 18, 2000
________________________________
Andrew K. Ludwick

                                INDEX TO EXHIBITS

   Exhibit
   Number
   ------

     5.1       Opinion of Venture Law Group, a Professional Corporation

    23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

    23.2       Consent of Independent Public Accountants.

    24.1       Powers of Attorney (see signature page).

                                      -6-